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                                                                   Exhibit 10.21

                       Moore Medical Corp. 2002 Bonus Plan

1. Purpose
----------

This plan (the "Plan") is designed to provide incentive compensation to all employees of Moore Medical Corp. (the "Company") for the successful achievement of its financial objectives. This Plan supersedes and replaces all other exempt, nonexempt and hourly bonus plans.

The Plan's purposes are:

          . To encourage outstanding individuals to accept or continue employment with the Company.

          .    To refocus organization behavior to achieve critical drivers.

          .    To clearly link individual performance to critical drivers.

          .    To encourage overachievement.

2. Period Covered
-----------------

The Plan is for the 2002 fiscal year. The President and CEO with the approval of the Compensation Committee of the Board of Directors has the right to terminate and/or amend the Plan at any time.

3. Eligibility
--------------

Participants under the Plan consist of all employees of the Company. The bonus amount earned will be based on hire date, and prorated as appropriate. Unless otherwise stated, a Participant will be eligible for payment of bonus only if he or she is in the active employ of the Company on the last day of the fiscal year. An employee must be rated as "meets objectives" or above in order to be eligible to participate in the Plan. (A competency area rating of "Take Action" can preclude an individual from participating in said bonus).

4. Eligible Pay
---------------

Eligible pay is defined as a Participant's "Base Salary", his or her W-2 gross
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regular pay for 2002, excluding (i) any bonus under this Plan or any other agreement or plan, (ii) any compensation paid for a period (other than normal vacation) during which he or she was not actively working full-time for the Company, such as for a period of disability or for severance, (iii) any Company-401(k) contribution, car allowance, and (iv) other company-provided benefits.

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5. Impact of Commissions on Bonus Eligibility
---------------------------------------------

Employees who participate in a commission-based incentive plan will be eligible to receive 75% of the Bonus Percentage as stated under Section 6 below unless a different percentage is agreed upon in writing by the Participant and approved in writing by the President/CEO, VP Human Resources and CFO.

6. Bonus Percentages
--------------------

                                       TABLE I
                                       -------
             Position                  Bonus Percentage (applied to Base Salary)
                   Corporate Officer                   20.0%
                      Vice President                   20.0%
                            Director                   15.0%
                      Senior Manager                   15.0%
          Manager/Assistant Manager                    10.0%

                      Project Leader
                          Supervisor
              Sr. Project Specialist                    7.5%
            Team Leader/Group Leader

                 All other employees                    5.0%

Any change in position will prorate any bonus calculation.

7. Bonus Calculation
--------------------

In order for the bonus to be paid, the Company must achieve at minimum the Net Sales Base Target, as established by the Board of Directors, and achieve Earnings Before Interest and Taxes (EBIT) Base Target, as established by the Board of Directors. Achievement of these threshold targets will result in a bonus payment equal to 50% of the Bonus Percentages listed above in Table I, with linear increases in payments based on actual EBIT attainment.

Achievement of the Net Sales Base Target and actual EBIT achievement at the Full Payout EBIT Target, as established by the Board of Directors, will result in a Bonus Payment of 100% of the Bonus Percentages listed above in Table I.

Achievement of the Net Sales Base Target and actual EBIT achievement above the Full Payout EBIT Target, as established by the Board of Directors, will provide an upside payment in excess of the Bonus percentages listed above in Table I.

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8.  No Employment Rights
------------------------

Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or interfere with or restrict in any way the rights of the Company to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.

9.  Other Provisions
--------------------

The President and the Board of Directors' Compensation Committee must approve any and all exceptions and/or modifications to the Plan in writing.

The Company reserves the right to withdraw and terminate this Plan by action of the Board of Directors or of the Compensation Committee provided that the majority of said Board or Committee authorizing such withdrawal and termination consists of Continuing Directors (as defined in the Company's 2001-2002 Change of Control and Change of Position Payment Plan).

This Plan supersedes and replaces all other exempt, nonexempt and hourly bonus plans.

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